                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                          Maxicare Health Plans, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                           MAXICARE HEALTH PLANS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ON JULY 25, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Maxicare Health Plans, Inc. (the "Company") will be held at the Sunset Room in the Transamerica Center Tower Restaurant, 1150 South Olive Street, Los Angeles, California, on July 25, 1997, at 8:00 a.m. (Pacific Time) for the following purposes:

     1. To elect two directors to the Board of Directors who will serve until the Company's 2000 Annual Meeting of Stockholders and until their successors have been duly elected and qualified; and

     2. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 6, 1997 will be entitled to notice of and to vote at said meeting or any adjournments thereof. A list of such stockholders shall be open to the examination of any stockholder at the meeting and for a period of ten days prior to the date of the meeting at the office of Maxicare Health Plans, Inc., 1149 South Broadway Street, Los Angeles, California 90015.

     The Board of Directors urges each stockholder to read carefully the enclosed proxy statement which is incorporated herein by reference.

                                         By Order of the Board of Directors,



                                               Alan D. Bloom
                                                 Secretary

1149 South Broadway Street
Los Angeles, California 90015
Dated: June 27, 1997


                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE 1997 ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL BE REVOCABLE ANY TIME PRIOR TO ITS EXERCISE EITHER IN WRITING OR BY VOTING YOUR SHARES PERSONALLY AT THE 1997 ANNUAL MEETING.

                          MAXICARE HEALTH PLANS, INC.
                           1149 SOUTH BROADWAY STREET
                         LOS ANGELES, CALIFORNIA 90015

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 25, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") and management of Maxicare Health Plans, Inc., a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders to be held at the Sunset Room in the Transamerica Center Tower Restaurant, 1150 South Olive Street, Los Angeles, California, on July 25, 1997 at 8:00 a.m. (Pacific Time) and at any adjournments thereof. A form of the proxy is enclosed for use at the meeting. At the meeting stockholders will be asked to vote upon the election of two directors to the Board and to transact such other business as may properly come before the meeting.

     If no instructions are given on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the directors nominated by the Board and as recommended by the Board with regard to all other matters or if no such recommendation is given, in the discretion of the proxy holder. Proxies marked "withhold" will be counted towards the quorum requirement but will not be voted FOR the election of the Board's director nominees.

     A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the meeting, a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, are requested to so notify the Secretary of the Company prior to the time of the meeting.

     The mailing address of the Company is 1149 South Broadway Street, Los Angeles, California 90015. The approximate date on which this Proxy Statement and form of proxy are being mailed to the stockholders is June 27, 1997.

                              GENERAL INFORMATION

OUTSTANDING SHARES AND VOTING RIGHTS

     There were 17,950,283 shares of common stock of the Company ("Common Stock") outstanding as of June 6, 1997, the Record Date for the stockholders entitled to vote at the Annual Meeting. Each stockholder of record at the close of business on June 6, 1997 is entitled to one vote for each share of Common Stock then held on each matter to come before the meeting, or any adjournments thereof.

     A majority of the votes eligible to be cast at the Annual Meeting by holders of Common Stock, or 8,975,142 votes, represented in person or by proxy at the Annual Meeting is required for a quorum. Shares represented by proxy or in person which are voted for reelection of any director or for which the vote is withheld will be counted for purposes of determining whether a quorum is present. A plurality of the votes cast at the Annual Meeting by holders of shares of Common Stock entitled to vote, and present, in person or by proxy at the Annual Meeting is required for the election of each nominee as a director. Votes that are withheld from any nominee will be excluded from the vote and will have no effect. Brokers who hold shares in street name have the authority to vote on certain "routine" matters including the uncontested election of directors without instructions from beneficial owners. Accordingly, unless the arrangement between the broker and the beneficial owner provides to the contrary, brokers that do not receive instructions are entitled to vote on the election of directors. Shares which are not voted for the election of directors or which are voted but where the vote is withheld will have no effect on the outcome of the vote. The Company's Certificate of Incorporation does not provide for cumulative voting.

     Of the total shares of Common Stock outstanding as of June 6, 1997, 616,406 shares of Common Stock were held in claims reserves by the Company, as disbursing agent pursuant to the Company's Joint Plan of Reorganization dated May 14, 1990, as modified, which was confirmed by the Bankruptcy Court by order dated August 31, 1990 (the "Reorganization Plan"). The Company holds such shares (the "Unallocated Shares") as disbursing agent for the benefit of creditors under the Reorganization Plan. Of the 616,406 Unallocated Shares held as of the Record Date, 548,514 were held for the benefit of creditors of the Company's operating subsidiaries (Reorganization Plan classes 5A through 5H), 37,346 were held for bank group creditors (Reorganization Plan class 7), and 30,546 shares were held for bondholder creditors (Reorganization Plan classes 8A through 8D). As of the Record Date, no shares were being held for the benefit of Maxicare Health Plans, Inc. creditors (Reorganization Plan class 9); however, certain of the shares held for the benefit of Reorganization Plan classes 7 and 8A through 8D will be reallocated to Reorganization Plan class 9 pursuant to a formula set forth in the Reorganization Plan. The Reorganization Plan provides that until such time as any share of Common Stock reserved for a holder of an allowed claim under the Reorganization Plan is allocated, the disbursing agent shall deliver an irrevocable proxy to vote the Unallocated Shares to the independent directors of the Board (as such term is defined by the Reorganization Plan). Currently, the independent directors are Messrs. Brinegar, Field, Lewis and Manne and Ms. Courtright (the "Independent Directors"). The Reorganization Plan provides that the Unallocated Shares shall be voted in the following manner:

          (i) 548,514 shares which were held in the claims reserves as of the Record Date for the holders of Reorganization Plan classes 5A through 5H and Reorganization Plan class 9 allowed claims, shall (a) as to proposals made by the Company, be voted in the same manner and to the same degree as all of the allocated shares of Common Stock; and (b) as to proposals made by any person or entity other than the Company, be voted in accordance with the vote of a majority of the Independent Directors; and

          (ii) 67,892 shares which were held in the claims reserves as of the Record Date for holders of Reorganization Plan class 7 and Reorganization Plan classes 8A through 8D allowed claims, shall be voted in the same manner and to the same degree as all of the allocated shares of Common Stock.

     The only business which the Board presently believes will be voted upon at the Annual Meeting is the election of two directors. Consequently, all Unallocated Shares will be voted in the same manner and to the same degree as the allocated shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of the outstanding shares of Common Stock owned beneficially as of June 6, 1997, the Record Date, by each director or nominee for director as of such date, by the Company's chief executive officer ("CEO"), by the four other most highly compensated executive officers other than the CEO, by all directors and executive officers as a group, and by each person who, to the knowledge of the Company, beneficially owned more than 5% of any class of the Company's voting stock on such date.

                                                             AMOUNT AND NATURE OF
                                                            BENEFICIAL OWNERSHIP(1)
                                                      -----------------------------------
                                                                           PERCENTAGE OF
            NAME AND ADDRESS OF PERSON OR GROUP       COMMON STOCK(2)     COMMON STOCK(3)
        --------------------------------------------  ---------------     ---------------
        RCM Capital Management, L.L.C.(4)                1,532,900               8.5%
          Four Embarcadero Center
          San Francisco, California 94111 and
        Dresdner Bank AG(4)
          Jurgen-Ponto-Platz 1
          60301 Frankfurt, Germany
        Franklin Resources, Inc.,                        1,431,800               8.0%
        Charles B. Johnson and
        Rupert H. Johnson, Jr.(5)
          777 Mariners Island Boulevard
          San Mateo, California 94404 and
        Franklin Mutual Advisers, Inc.(5)
          51 John F. Kennedy Parkway
          Short Hills, New Jersey 07078
        Heartland Advisors, Inc.(6)                      1,303,900               7.3%
          790 North Milwaukee Street
          Milwaukee, Wisconsin 53202
        Morgan Stanley Group Inc.(7)                     1,228,036               6.8%
          1585 Broadway
          New York, New York 10036
        Miller Anderson & Sherrerd LLP(7)                1,161,700               6.5%
          1 Tower Bridge, Suite 1100
          West Conshohocken, Pennsylvania 19428
        Peter J. Ratican(8)                                632,996               3.4%
          1149 South Broadway Street
          Los Angeles, California 90015
        Eugene L. Froelich(8)                              632,778               3.4%
          1149 South Broadway Street
          Los Angeles, California 90015
        Richard A. Link(9)                                  65,020                 *
          1149 South Broadway Street
          Los Angeles, California 90015
        Aivars L. Jerumanis(10)                             37,665                 *
          1149 South Broadway Street
          Los Angeles, California 90015
        Thomas W. Field, Jr.(11)(12)                        30,000                 *
          1149 South Broadway Street
          Los Angeles, California 90015
        Claude S. Brinegar(11)(12)                          24,000                 *
          1149 South Broadway Street
          Los Angeles, California 90015
        Florence F. Courtright(12)(13)                      20,000                 *
          1149 South Broadway Street
          Los Angeles, California 90015

                                                             AMOUNT AND NATURE OF
                                                            BENEFICIAL OWNERSHIP(1)
                                                      -----------------------------------
                                                                           PERCENTAGE OF
            NAME AND ADDRESS OF PERSON OR GROUP       COMMON STOCK(2)     COMMON STOCK(3)
        --------------------------------------------  ---------------     ---------------
        Alan S. Manne(12)(13)                               15,000                 *
          1149 South Broadway Street
          Los Angeles, California 90015
        Charles E. Lewis(12)(14)                            10,016                 *
          1149 South Broadway Street
          Los Angeles, California 90015
        Alan D. Bloom(15)                                    2,028                 *
          1149 South Broadway Street
          Los Angeles, California 90015
        All Directors and Executive Officers             1,620,647               8.5%
          as a Group (14 persons)(16)

---------------

  * - less than one percent

 (1) Except as otherwise set forth herein, all information pertaining to the holdings of persons who beneficially own more than 5% of any class of the Company's voting stock (other than the Company or its executive officers and directors) is based on filings with the Securities and Exchange Commission (the "SEC").

 (2) Pursuant to rules promulgated by the SEC, all shares underlying options which were exercisable on June 6, 1997 or which become exercisable within 60 days, held by a described person are treated as "beneficially" owned. The SEC rules further require that every person who has or shares the power to vote or to dispose of shares of stock be reported as a "beneficial" owner of all shares as to which any such sole or shared power exists.

 (3) Assumes 17,950,283 shares of Common Stock outstanding, and, with respect to each listed beneficial owner, the exercise or conversion of any option or right held by each such owner exercisable or convertible within 60 days.

 (4) RCM Capital Management, L.L.C. ("RCM Capital") is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. RCM Limited L.P. ("RCM Limited") is the Managing Agent of RCM Capital. RCM Limited has beneficial ownership of these shares to the extent RCM Limited may be deemed to have beneficial ownership of securities managed by RCM Capital. RCM General Corporation ("RCM General") is the General Partner of RCM Limited, the Managing Agent of RCM Capital. RCM General has beneficial ownership of these shares to the extent RCM General may be deemed to have beneficial ownership of securities managed by RCM Capital. These beneficial owners have sole voting power with respect to 1,383,900 shares, sole dispositive power with respect to 1,522,900 shares and shared dispositive power with respect to 10,000 shares. The above information presented in regards to the beneficial ownership of the Company's Common Stock by RCM Capital, RCM Limited and RCM General is based upon a Schedule 13G filed jointly by RCM Capital, RCM Limited and RCM General with the SEC on January 30, 1997.

     RCM Capital Funds is a diversified open-end management investment company registered under the Investment Company Act of 1940 and is comprised of three series of stock funds. RCM Capital Funds has retained RCM Capital as the investment manager for all three series of stock funds. As investment manager, RCM Capital makes all investment decisions for each series of RCM Capital Funds, subject to the overall supervision of the Board of Directors of RCM Capital Funds. Accordingly, shares beneficially owned by RCM Capital Funds are also included in the shares beneficially owned by RCM Capital. These beneficial owners have sole dispositive power with respect to 696,000 shares. The above information presented in regards to the beneficial ownership of the Company's Common Stock by RCM Capital Funds and RCM Capital is based upon a Schedule 13G filed by RCM Capital Funds with the SEC on February 14, 1997.

     Dresdner Bank AG ("Dresdner") is an international banking organization headquartered in Frankfurt, Germany. RCM Capital is a wholly-owned subsidiary of Dresdner. Dresdner has beneficial ownership of these shares only to the extent that Dresdner may be deemed to have beneficial ownership of shares deemed to be beneficially owned by RCM Capital. The above information presented in regards to the beneficial ownership of the Company's Common Stock by Dresdner is based upon a Schedule 13G filed with the SEC on behalf of Dresdner by RCM Capital on February 7, 1997.

 (5) These shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Adviser Subsidiaries all voting and investment power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the beneficial owners of these shares.

     Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owners of securities held by persons and entities advised by FRI or its subsidiaries. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of these shares.

     These beneficial owners have sole voting power and sole dispositive power with respect to 1,431,800 shares. The above information presented in regards to the beneficial ownership of the Company's Common Stock by FRI, the Principal Shareholders and the Adviser Subsidiaries is based upon a
     Schedule 13G filed with the SEC by FRI, the Principal Shareholders and the Adviser Subsidiaries on February 12, 1997.

 (6) Heartland Advisors, Inc. is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. All shares are held in various investment advisory accounts of Heartland Advisors, Inc. These beneficial owners have sole voting power with respect to 1,275,400 shares and sole dispositive power with respect to 1,303,900 shares. The above information presented in regards to the beneficial ownership of the Company's Common Stock by Heartland Advisors, Inc. is based upon a Schedule 13G filed by Heartland Advisors, Inc. with the SEC on February 12, 1997.

 (7) Morgan Stanley Group Inc. is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. Morgan Stanley Group Inc. has shared voting power with respect to 1,186,436 of these shares and shared dispositive power with respect to 1,228,036 of these shares. The above information presented in regards to the beneficial ownership of the Company's Common Stock is based upon a Schedule 13G filed by Morgan Stanley Group Inc. and Miller Anderson & Sherrerd LLP with the SEC on February 15, 1997.

     Miller Anderson & Sherrerd LLP is an investment adviser registered under
     Section 203 of the Investment Advisors Act of 1940. Miller Anderson & Sherrerd LLP is a wholly-owned subsidiary of the Morgan Stanley Group Inc. Miller Anderson & Sherrerd LLP has shared voting power with respect to 1,120,100 of these shares and shared dispositive power with respect to 1,161,700 of these shares (all shares of Miller Anderson & Sherrerd LLP are also included in the beneficial ownership disclosures attributed to Morgan Stanley Group Inc. in the preceding paragraph). The above information presented in regards to the beneficial ownership of the Company's Common Stock is based upon a Schedule 13G filed by Morgan Stanley Group Inc. and Miller Anderson & Sherrerd LLP with the SEC on February 15, 1997.

 (8) Includes 417,778 shares which are subject to options which are currently exercisable.

 (9) Includes 64,999 shares which are subject to options which are currently exercisable or will become exercisable within 60 days.

(10) Includes 31,665 shares which are subject to options which are currently exercisable or will become exercisable within 60 days.

(11) Includes 20,000 shares which are subject to options which are currently exercisable or will become exercisable within 60 days.

(12) Does not include the Unallocated Shares, held of record by the Company. These shares are held by the Company, as disbursing agent for the benefit of holders of Reorganization Plan classes 5A through 5H, 7, 8A through 8D, and 9 allowed claims. The Company disclaims beneficial ownership of these shares. Under certain circumstances, the Independent Directors, currently Messrs. Brinegar, Field, Lewis and Manne and Ms. Courtright, have rights to vote the Unallocated Shares. The Independent Directors disclaim beneficial ownership of these shares. For further information on the voting of these shares, see "General Information -- Outstanding Shares and Voting Rights".

(13) All shares are subject to options which are currently exercisable or will become exercisable within 60 days.

(14) Includes 10,000 shares which are subject to options which are currently exercisable or will become exercisable within 60 days.

(15) Includes 1,666 shares which are subject to options which are currently exercisable or will become exercisable within 60 days.

(16) Includes 1,169,682 shares which are subject to options which are currently exercisable or will become exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 1996, each of its officers, directors and greater than ten percent stockholders complied with all such applicable filing requirements.

                         ITEM 1. ELECTION OF DIRECTORS

     Under the terms of the Company's bylaws, the Board may consist of up to nine persons as established by resolution of the Board. The Board has established the number of directors at seven persons and as of the date hereof, the Board consists of: Peter J. Ratican, Claude S. Brinegar, Fiorenza (Florence)
F. Courtright, Thomas W. Field, Jr., Eugene L. Froelich, Charles E. Lewis and Alan S. Manne.

     The Company's Certificate of Incorporation provides that directors are classified into Class I, Class II or Class III and the initial terms of the directors are staggered for one, two and three years, respectively. The Certificate of Incorporation further provides that at the annual meeting following the expiration of the initial terms of the directors in each class, the class of directors elected at such meeting would stand for election for a three year term ending at the third annual meeting thereafter.

     At the Annual Meeting, the Board proposes the election of the following nominees to the Board, each to serve as a Class I director for three years until the 2000 Annual Meeting, and until his successor is elected and qualified:

CLASS I

CLAUDE S. BRINEGAR
Director since: 1991
Age: 70

     Claude S. Brinegar is the retired Vice Chairman of the board of directors and Chief Financial Officer of Unocal Corporation. Mr. Brinegar is a member of the board of directors of Conrail, Inc. and a visiting scholar at Stanford University.

CHARLES E. LEWIS
Director since: 1983
Age: 68

     Dr. Lewis has been a Professor of Medicine, Public Health and Nursing at the University of California at Los Angeles, since 1970. In July 1993, he was appointed Director of the Center for Health Promotion and Disease Prevention. He is a member of the Institute of Medicine, National Academy of Sciences and is a graduate of the Harvard Medical School and of the University of Cincinnati School of Public Health where he received a Doctorate of Science degree. Dr. Lewis is a Regent of the American College of Physicians and a member of the Board of Commissioners of the Joint Commission on Accreditation of Health Care Organizations.

     If the nominees should for any reason become unavailable to serve as a director or be withdrawn from nomination, and if the Board shall designate a substitute nominee, the shares represented by valid proxies will be voted in favor of the substitute nominee. A stockholder may, in the manner set forth on the enclosed form of proxy, instruct the named proxies not to vote that stockholder's shares for a particular nominee or nominees, as indicated.

     THE BOARD RECOMMENDS VOTES FOR THE ELECTION OF MR. BRINEGAR AND MR. LEWIS AS DIRECTORS ON THE BOARD. PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE VOTED FOR THESE NOMINEES.

     The following persons currently serve as members of the Board and each of these members will continue to serve until the Annual Meeting for the year indicated or until his or her successor is duly elected and qualified:

CLASS II

FLORENCE F. COURTRIGHT
Director since: 1993
Elected to serve until: 1998 Annual Meeting
Age: 65

     Ms. Courtright has been a private investor for more than the last five years. She is a founding Limited Partner of Bainco International Investors, l.p. and a Trustee of Loyola Marymount University. Further, Ms. Courtright is a former co-owner of the Beverly Wilshire Hotel in Beverly Hills, California.

EUGENE L. FROELICH
Director since: 1989
Elected to serve until: 1998 Annual Meeting
Age: 55

     Mr. Froelich was appointed Chief Financial Officer, Executive Vice President -- Finance and Administration in March 1989. Mr. Froelich graduated from Adelphi University and is a certified public accountant.

CLASS III

THOMAS W. FIELD, JR.
Director since: 1992
Elected to serve until: 1999 Annual Meeting
Age: 63

     Mr. Field has been President of Field & Associates, a management consulting firm, since October 1989. Mr. Field served as Chairman of the Board of ABCO Foods Markets from December 1991 through January 1997. Mr. Field also holds directorships at Campbell Soup Company, ABCO Foods Markets and Stater Bros. Markets.

ALAN S. MANNE
Director since: 1994
Elected to serve until: 1999 Annual Meeting
Age: 72

     Mr. Manne is currently a professor emeritus and from 1961 to 1992 was a professor of operations research at Stanford University. He is the author or co-author of seven books and received his Ph.D. in economics from Harvard University. He is co-organizer of the International Energy Workshop.

PETER J. RATICAN
Director since: 1983
Elected to serve until: 1999 Annual Meeting
Age: 53

     Mr. Ratican was appointed Chairman of the Board, Chief Executive Officer and President of the Company in August 1988. Mr. Ratican is a member of the board of directors of the California Association of Health Plans, a statewide HMO trade association, and is a certified public accountant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     There were five meetings of the Company's Board during the year ended December 31, 1996. During that year, each director attended at least 75% of the meetings of the Board and its committees that each director was entitled to attend.

     The Board has standing Audit, Compensation, Nominating and Option
Committees.

     Audit Committee. The Audit Committee meets periodically with management and the Company's independent public accountants to make inquiries regarding the manner in which the responsibilities of each are being discharged. The Audit Committee reports thereon to the Board. The Audit Committee also recommends, for the approval of the Board, the annual appointment of the Company's independent public accountants with whom the Audit Committee reviews the scope of the audit and non-audit assignments, the accounting principles being applied by the Company in financial reporting, the scope of internal auditing procedures, and the adequacy of internal controls. The current members of the Audit Committee are Messrs. Brinegar, Field, Lewis and Manne. The Audit Committee met seven times during 1996.

     Compensation Committee. The Compensation Committee reviews and makes recommendations with respect to the Company's various compensation programs. This committee administers the awarding of discretionary bonuses by the Company and also approves the remuneration of executive and other senior officers of the Company. The current members of the Compensation Committee are Messrs. Field, Brinegar and Ratican (ex-officio) and Ms. Courtright. The Compensation Committee met two times during 1996.

     Nominating Committee. The Nominating Committee recommends to the Board nominees for election to the Board at the annual meeting and to fill any Board vacancies that may occur. The current members of the Nominating Committee are Messrs. Lewis and Manne and Ms. Courtright. The Nominating Committee will consider nominees recommended by stockholders. Nominations of persons for election to the Board may be made at an annual meeting of stockholders by any stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (1) and (2) below and who is a stockholder of record at the time such notice is delivered to the Secretary of the Company.

     (1) For nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty
(20) days or delayed by more than seventy (70) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and
(b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made; (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner; and (ii) the class and number of shares of the capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

     (2) Notwithstanding anything in the second sentence of clause 1 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

     The Nominating Committee met one time during 1996.

     Option Committee. The Option Committee administers the 1990 Stock Option Plan, the 1995 Stock Option Plan (the "Option Plans") and authorizes the granting of options thereunder. Members of this committee must be directors who are not, during the one year prior to service as an administrator of the Option Plans, granted or awarded options pursuant to the Option Plans. The Option Committee also administers the Outside Directors 1996 Formula Stock Option Plan (the "Formula Plan") and the Senior Executives 1996 Stock Option Plan (the "Senior Executives Plan"). The current members of the Option Committee are Messrs. Brinegar and Field. The Option Committee met one time during 1996.

NON-EMPLOYEE DIRECTOR COMPENSATION

     During 1996, certain members of the Board received compensation for their services as directors. These outside directors who were not employees or officers of the Company (the "Outside Directors") are Claude S. Brinegar, Florence F. Courtright, Thomas W. Field, Jr., Charles E. Lewis and Alan S. Manne and they received cash payments of $34,500, $30,000, $34,500, $33,000 and $33,000 respectively, during 1996. During 1997, the Outside Directors will receive compensation for their services in the amount of $28,000 per year, plus $750 per meeting. In addition, Outside Directors are entitled to be reimbursed for all of their reasonable out-of-pocket expenses incurred in connection with their services as directors of the Company.

     Outside Directors of the Company have received options to purchase shares of Common Stock which are exercisable at an exercise price equal to the market price at the date of grant. Set forth below is a schedule of the outstanding options at December 31, 1996 held by each of the Outside Directors, the date of grant and the exercise price of such options:

                                                     # OF                             EXERCISE PRICE
                     DIRECTOR                       OPTIONS       DATE OF GRANT         PER SHARE
--------------------------------------------------  -------     ------------------    --------------
Claude S. Brinegar................................   10,000     December 20, 1993         $ 9.63
                                                      5,000     July 26, 1996             $14.75
Florence F. Courtright............................   10,000     November 5, 1993          $10.88
                                                      5,000     July 26, 1996             $14.75
Thomas W. Field...................................   10,000     April 1, 1992             $10.50
                                                     10,000     December 20, 1993         $ 9.63
                                                      5,000     July 26, 1996             $14.75
Charles E. Lewis..................................    5,000     July 26, 1996             $14.75
Alan S. Manne.....................................   10,000     January 28, 1994          $12.63
                                                      5,000     July 26, 1996             $14.75

     For those outstanding options granted prior to July 26, 1996 the options vested at the date of grant and expire five years from the date of grant provided these directors continue to serve as directors of the Company. If the directorship is terminated, such options expire 30 days from the date of such termination.

     The options granted July 26, 1996 were issued under the Formula Plan. Commencing January 2, 1997, and each January 2nd thereafter, each Outside Director then serving on the Board shall receive a grant of stock options to purchase 5,000 shares of Common Stock. The options vest six months from the date of grant and expire ten years from the date of grant provided the director continues to serve as a director of the Company. In the event of termination of the directorship, such options expire one year from the date of such termination.

     On May 8, 1996 Mr. Brinegar exercised 10,000 options granted to him on July 18, 1991 at an exercise price of $9.25.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee designs, reviews and approves the compensation program for the Company's top executive employees. The Compensation Committee for the Company's 1996 fiscal year was comprised of three outside directors and Peter J. Ratican (ex officio), the Company's President and Chief Executive Officer (the "CEO"). The Compensation Committee coordinates with the Option Committee stock option grants pursuant to the stockholder approved option plans. The recommendations of the Compensation Committee regarding compensation are presented to the Board which makes all final approvals.

EXECUTIVE OFFICER COMPENSATION

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman and Chief Executive Officer and the four other most highly compensated executive officers of the Company. The disclosure requirements for these five individuals include the use of tables and a report explaining the rationale and considerations that led to fundamental executive officer compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement. This report reflects the Company's compensation philosophy as endorsed by the Board and resulting actions taken by the Company for the 1996 reporting period shown in the various compensation tables supporting this report. As noted earlier in the Proxy Statement, the Compensation Committee approves the payment amounts and award levels for executive officers of the Company and its subsidiaries subject to Board approval.

                  THE 1996 BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY REGARDING EXECUTIVE OFFICERS

     The fundamental philosophy of the Company's compensation program is to offer compensation opportunities for all employees which are based on the individual's contribution and personal performance. Consideration is also given to a person's potential for future responsibility and promotion.

     In designing and administering the individual elements of the executive compensation program, the Compensation Committee strives to balance short and long-term incentive objectives and employ prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive payments. Essentially, the executive compensation program of the Company has been designed to:

     - support a pay for performance policy that differentiates in compensation amounts based on corporate, business unit and individual performance;

     - motivate key executive officers to achieve strategic business initiatives and reward them for their achievement;

     - provide compensation opportunities which are comparable to those offered by other leading companies in the health care industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

     - align the interest of executives with the long-term interest of stockholders through award opportunities that can result in bonuses and ownership of common stock.

RELATIONSHIP OF PERFORMANCE UNDER THE COMPENSATION PROGRAM

     The compensation program supports the Company's internal culture and human resource values which are to foster career opportunities and develop the best people at all levels and to encourage and reward actions which put the interests of the Company as a whole ahead of functional specialties and individual considerations.

     During 1996, the compensation program for all executives, including the Chief Executive Officer (the "CEO") and the four other most highly compensated executive officers other than the CEO (the "named executives"), is comprised of two elements:

     - Base salary and benefits typically offered to executives by major corporations.

     - Stock option grants to provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. These stock options are tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases above the option grant price.

     For the named executives, other than the CEO and Eugene L. Froelich the Company's Executive Vice President -- Finance and Administration and Chief Financial Officer (the "CFO"), the Compensation Committee determined that to attract and retain quality executives the primary emphasis should remain in 1996 on base salary rather than performance measured compensation.

     In addition to the above mentioned compensation elements, there are three elements in the Company's executive compensation program for the CEO and the
CFO:

     - Annual incentive compensation.

     - Long-term compensation.

     - Additional incentive compensation linked to maximization of shareholders' value.

COMPENSATION FACTORS

     BASE SALARY

     Salary Plan: Every employee of the Company, including the named executives, is assigned a grade level with a salary range that is designed to reflect competitive practice for the position they hold. At the end of each fiscal year, the Compensation Committee reviews and approves an annual salary plan for all executives for the upcoming year. This salary plan is developed under the ultimate direction of the CEO who informs the Compensation Committee as to the amount of proposed remuneration for the Company's executive officers (excluding the CFO). The salaries approved for 1996 reflect consideration of the immediate supervisor's, CEO's, Compensation Committee's and the Board's subjective assessment of the performance of each executive over the past year, planned changes in functional responsibility and judgments as to the expected future contributions of the individual executive.

     Performance Evaluation: The Compensation Committee has taken particular note of the executives' success in effectively directing the Company's operations under the difficult competitive conditions in the markets served by the Company. In its review of the executives' performance and compensation, the Compensation Committee has also taken into account the executives' consistent commitment to the long-term success of the Company through development and support of new or improved products. The Compensation Committee also subjectively assessed past performance and its expectation as to future contributions in leading the Company and its businesses.

     Competitive Data: In accordance with the Compensation Committee's determination to emphasize base salary rather than performance based compensation, total cash compensation for executives in 1994, other than the CEO and CFO, were set to meet or exceed the seventy-fifth percentile (75%) for the specific position held, from a private health care industry survey conducted in 1993 included in a formal report provided by an independent consulting firm. Using the 1993 analysis as a base, 1996 cash compensation was subjectively increased for such executives with a goal not to exceed a five percent (5%) increase in the aggregate as compared to 1995 cash compensation.

     The Compensation Committee considers the total compensation (earned or potentially available) of each of the executives in establishing each element of compensation. After completing their subjective assessment of the above salary factors, the Compensation Committee increased the salaries of the named executives (excluding the CEO and CFO) effective January 1, 1996.

     The base salary for the CEO and CFO for 1996 was in accordance with the five-year employment agreements entered into as of January 1, 1992 and as amended by amendments dated February 27, 1995 (the "Employment Agreements") and the new five-year employment agreements entered into as of April 1, 1996 (the "Restated Employment Agreements"). The base salary for the CEO and CFO was increased effective April 1, 1996 pursuant to the Restated Employment Agreements with a goal to compensate these executives to meet or exceed the seventy-fifth percentile (75%) for their specific positions and responsibilities based upon a broad-based, major company industry study of executive compensation included in a report provided by an independent consulting firm.

     BENEFITS

     In the past, the Company adopted certain broad-based employee benefit plans in which the executives are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these and other plans are not tied to Company performance.

     In assessing the Company's overall compensation program, including employee benefits, the Compensation Committee determined a separate retirement program for key executives would provide an incentive in attracting and retaining such executives as well as encourage their contribution to the long-term growth of the Company. Accordingly, the Compensation Committee adopted the Maxicare Health Plans, Inc. Supplemental Executive Retirement Program (the "SERP Plan") which became effective January 1, 1997. The SERP

Plan provides for a retirement income benefit based upon a normal retirement date of age 65 and specified years of service.

     STOCK OPTION GRANTS

     Stock options are granted to employees under the 1990 and 1995 Stock Option Plans by the Option Committee which is comprised of two outside directors. These grants are made only after approval by the Compensation Committee. Stock option grants provide the right to purchase shares of Common Stock at the fair market value (the closing price) on the date of grant. Each stock option generally becomes exercisable in three annual installments following the date of grant and has a term from five to ten years. The number of shares covered by an individual's option represents the Option Committee's subjective assessment of the individual's relative value to the Company. During 1996 stock options were granted under the 1995 Stock Option Plan to all three of the named executives, other than the CEO and CFO. In determining the amount of options to grant, the Option Committee took into account the items discussed above under "Base Salary", the desire to tie closely the financial interests of the named executives to those of the Company's stockholders and the total amount of options currently held by the named executive. The grants made in 1996 reflect such considerations.

     The CEO and CFO were granted stock options as part of the overall compensation package pursuant to the Restated Employment Agreements as further discussed below under "Other Long-Term and Incentive Compensation".

     ANNUAL INCENTIVE COMPENSATION

     In addition to the base salary, the CEO and the CFO are entitled to earn an annual performance bonus which is based on the pre-tax earnings of the Company. For purposes of calculating the annual bonus, the goals on pre-tax earnings set forth in the CEO's and the CFO's Employment Agreements were carried forward to the Restated Employment Agreements. An annual bonus of $256,862 was paid in February 1996 to both the CEO and the CFO based upon the audited 1995 pre-tax earnings pursuant to the Employment Agreements. An annual bonus of $146,872 was paid in February 1997 to both the CEO and CFO based upon the audited 1996 pre-tax earnings pursuant to the Restated Employment Agreements.

OTHER LONG-TERM AND INCENTIVE COMPENSATION

     In order to further incentivize the CEO and CFO, and strengthen such executives' ongoing commitment to the Company, on February 27, 1995 the Compensation Committee awarded 65,000 shares of Restricted Stock to both executives (individually the "Executive"). The Restricted Stock is subject to complete forfeiture should the Executive to which it has been awarded be terminated prior to February 27, 1998. Upon the Executive remaining in the employ of the Company through February 27, 1998 the Restricted Stock becomes fully vested. Under certain defined circumstances involving a change of control of the Company the Restricted Stock will vest in full immediately. These Restricted Stock awards provide an additional incentive to the CEO and CFO to remain in the employ of the Company for the full three year vesting period as well as further aligning their financial interests with those of the Company's stockholders.

     As a part of the compensation under the Restated Employment Agreements, the Compensation Committee agreed to grant, subject to stockholder approval, to the CEO and CFO options to individually purchase 350,000 shares of the Company's stock over the five year employment term. Accordingly, on May 14, 1996 the Board adopted the Maxicare Health Plans, Inc. Senior Executives 1996 Stock Option Plan (the "Senior Executives Plan") which was approved by the stockholders on July 26, 1996. The CEO and CFO were individually granted 70,000 option shares on July 26, 1996 pursuant to the Senior Executives Plan. The Senior Executives Plan further provides for the grant of 70,000 option shares to both the CEO and CFO on each January 1, from and including January 1, 1997 through and including January 1, 2000.

     The CEO's and CFO's Restated Employment Agreements further provide that in the event of a change of control of the Company, the Executive may terminate the Restated Employment Agreement and be entitled to receive a payment equal to 2.99 times that Executive's average annualized compensation, as defined, over the five year period through the date of the change of control. Also set forth in the Restated Employment Agreements is a bonus on the sale of the Company or substantially all of its assets or a merger into another company. This bonus is based on the extent to which the sale price exceeds an initial value set forth in the CEO's and the CFO's Restated Employment Agreements.

     The bonuses paid pursuant to the Company's plan of reorganization are not under the jurisdiction of the Compensation Committee.

     CONCLUSION

     Based on its evaluation of these factors, the Compensation Committee believes that the executive employees of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies, plans and programs the Compensation Committee and the Board designed, implemented and administered have contributed to achieving this management focus. The policies, plans and programs used in setting 1996 compensation are consistent with those used when 1995 compensation was set.

     1996 Compensation Committee:
              Thomas W. Field, Jr., Chairman
              Claude S. Brinegar
              Florence F. Courtright
              Peter J. Ratican (ex-officio)

SUMMARY COMPENSATION TABLE

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1996, 1995 and 1994, of those persons who were, at December 31, 1996; (i) the chief executive officer; and (ii) the other four most highly compensated executive officers of the Company (collectively the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                      ANNUAL COMPENSATION            --------------------
                                              ------------------------------------    STOCK    RESTRICTED
                                                         REORGANIZATION              OPTIONS     STOCK
                                                              PLAN                   AWARDS      AWARDS        ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR    SALARY       BONUS(1)      BONUS(2)     (#)        (3)       COMPENSATION(4)
-------------------------------------  ----   --------   --------------   --------   -------   ----------   ---------------
Peter J. Ratican                       1996   $481,250                    $146,872   70,000                     $ 4,500
Chairman of the Board of Directors,    1995   $425,000      $ 25,278      $356,862             $1,048,125       $ 4,500
Chief Executive Officer and President  1994   $425,000                                                          $ 5,539
Eugene L. Froelich                     1996   $381,250                    $146,872   70,000                     $ 4,500
Executive Vice President -- Finance    1995   $325,000      $ 25,278      $356,862             $1,048,125       $ 4,500
and Administration, Chief Financial    1994   $325,000                                                          $ 5,539
Officer and Director
Richard A. Link                        1996   $215,000                               10,000                     $ 4,500
Senior Vice President -- Accounting    1995   $205,000                               10,000                     $ 4,500
and Chief Accounting Officer           1994   $197,500                                5,000                     $ 4,580
Alan D. Bloom                          1996   $213,000                                5,000                     $ 4,500
Senior Vice President, Secretary and   1995   $208,000                                                          $ 4,500
General Counsel                        1994   $203,000                                7,500                     $ 4,697
Aivars L. Jerumanis                    1996   $195,000                                5,000                     $ 4,500
Senior Vice President -- Management    1995   $190,000                                5,000                     $ 4,500
Information Systems and Chief          1994   $187,000                                5,000                     $ 5,250
Information Officer

---------------

(1) These amounts are bonuses payable pursuant to the Reorganization Plan and were paid from funds held by the Disbursing Agent in a segregated account and were not paid out of the Company's available cash.

(2) These amounts include $146,872 and $256,862 paid in February 1997 and 1996, respectively, pursuant to employment agreements entered into by the Company with Peter J. Ratican and Eugene L. Froelich

    ("Senior Management"). These employment agreements call for the payment of a bonus to Senior Management based upon the Company's annual pre-tax earnings before extraordinary items. The 1995 amount also includes a $100,000 bonus paid to Senior Management in February 1995 as determined by the Company's Board.

(3) These amounts represent the fair market value of 65,000 shares of Restricted Stock awarded to each of the Named Officers on February 27, 1995, based upon the closing market price of the Company's Common Stock on that date ($16.125). The Restricted Stock is subject to complete forfeiture should the Named Officer's employment with the Company be terminated prior to February 27, 1998. Upon the Named Officer remaining in the employ of the Company through February 27, 1998, the Restricted Stock becomes fully vested. Under certain defined circumstances involving a change in control of the Company the Restricted Stock will vest in full immediately. Based upon the closing price of the Company's Common Stock at December 31, 1996 ($22.25), the Restricted Stock awarded to each Named Officer had a fair market value of $1,446,250 at that date.

(4) These amounts include contributions made by the Company on behalf of the Named Officer under the Company's 401(k) Savings Incentive Plan.

OPTION GRANTS

     Shown below is further information on grants of stock options pursuant to the Senior Executives Plan and 1995 Stock Option Plan during the year ended December 31, 1996, to the Named Officers which are reflected in the Summary Compensation Table:

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                       NUMBER OF     PERCENTAGE OF                                     ANNUAL RATES OF STOCK
                       SECURITIES    TOTAL OPTIONS                                       PRICE APPRECIATION
                       UNDERLYING     GRANTED TO      EXERCISE OR                        FOR OPTION TERM(4)
                        OPTIONS      EMPLOYEES IN      BASE PRICE      EXPIRATION      ----------------------
        NAME            GRANTED       FISCAL 1996     ($/SHARE)(3)        DATE            5%          10%
---------------------  ----------    -------------    ------------    -------------    --------    ----------
Peter J. Ratican(1)      70,000           12.9%          $14.75       July 26, 2006    $649,334    $1,645,539
Eugene L. Froelich(1)    70,000           12.9%          $14.75       July 26, 2006    $649,334    $1,645,539
Richard A. Link(2)       10,000            1.8%          $14.25       July 23, 2006    $ 89,617    $  227,108
Alan D. Bloom(2)          5,000             .9%          $14.25       July 23, 2006    $ 44,809    $  113,554
Aivars L.
  Jerumanis(2)            5,000             .9%          $14.25       July 23, 2006    $ 44,809    $  113,554

---------------

(1) The options under the Senior Executives Plan were granted as of July 26, 1996 and vest upon date of grant.

(2) The options under the 1995 Stock Option Plan were granted as of July 23, 1996 and vest in one-third installments on the first, second and third anniversaries of the date of grant. If the grantee's employment is terminated under certain circumstances or there is a restructuring of the Company (as set forth in the option agreement) the options granted under the 1995 Stock Option Plan would become immediately exercisable.

(3) The option exercise price is subject to adjustment in the event of a stock split or dividend, recapitalization or certain other events.

(4) The actual value, if any, the Named Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by the Named Officer will be at or near the value estimated. This amount is net of the option exercise price.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to stock options exercised and value realized upon exercise during 1996 and the number and value of unexercised options to purchase the Company's Common Stock granted in fiscal 1996 and prior years under employment agreements, the 1990 Stock Option Plan, the 1995 Stock Option Plan and the Senior Executives Plan to the Named Officers and held by them at December 31, 1996:

                                                                NUMBER OF                     VALUE OF
                            NUMBER OF                     SECURITIES UNDERLYING          UNEXERCISED IN-THE
                             SHARES                        UNEXERCISED OPTIONS            MONEY OPTIONS AT
                           ACQUIRED ON      VALUE         AT DECEMBER 31, 1996          DECEMBER 31, 1996(1)
           NAME             EXERCISE       REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------------- -----------     --------     -------------------------     -------------------------
Peter J. Ratican                                            497,778                      $7,026,392
Eugene L. Froelich                                          497,778                      $7,026,392
Richard A. Link               10,000       $220,125          61,666 / 18,334               $805,597 / $95,003
Alan D. Bloom                 17,500       $344,038           5,000 /  7,500                $54,050 / $62,500
Aivars L. Jerumanis                                          29,999 / 10,001               $378,097 / $55,003

---------------

(1) Based on the closing price on the NASDAQ-NMS on that date ($22.25), net of the option exercise price.

EMPLOYMENT AGREEMENTS

     As of January 1, 1992, the Company entered into five-year employment agreements with Peter J. Ratican and Eugene L. Froelich ("Senior Management") which agreements were amended by amendments dated February 27, 1995 (the "Employment Agreements"). As of April 1, 1996, and as amended on February 11, 1997, the Company entered into new five-year employment agreements with Peter J. Ratican and Eugene L. Froelich (the "Restated Employment Agreements"). These Restated Employment Agreements provide for annual base compensation of $500,000 for Mr. Ratican and $400,000 for Mr. Froelich, subject to increases and bonuses, as may be determined by the Board based on annual reviews. The Restated Employment Agreements provide that upon the termination of either member of Senior Management by the Company without Cause or reasons other than death or incapacity or the voluntary termination by either member of Senior Management for certain reasons as set forth in the Restated Employment Agreements, the terminated member will be entitled to receive (i) a payment equal to the balance of the terminated member's annual base salary which would have been paid over the remainder of the term of the Restated Employment Agreement; (ii) an additional one year's annual base salary; (iii) payment of any performance bonus amounts which would have otherwise been payable over the remainder of the term of the Restated Employment Agreement; (iv) immediate vesting of all stock options; and (v) the continuation of the right to participate in any profit sharing, bonus, stock option, pension, life, health and accident insurance, or other employee benefit plans including a car allowance through March 31, 2001. Cause is defined as: (i) the willful or habitual failure to perform requested duties commensurate with his employment without good cause; (ii) the willful engaging in misconduct or inaction materially injurious to the Company; or (iii) the conviction for a felony or of a crime involving moral turpitude, dishonesty or theft. In the event of a Change of Control of the Company, either member of Senior Management may elect to terminate the Restated Employment Agreement within 120 days after such Change of Control in which case the electing member will be entitled to receive a payment equal to 2.99 times that member's average annualized compensation from all sources from and relating to the Company, which is includable in that member's gross income (including the value of unexercised options and termination of forfeiture restrictions on shares of Common Stock issued to that member pursuant to the terms of the Restricted Stock Agreement) for the most recent five taxable years ending with and including the calendar year in which the Change of Control occurs, together with the immediate vesting of all options to purchase shares of Common Stock not otherwise already vested pursuant to the terms of such options and all shares of Restricted Stock not otherwise already vested pursuant to the terms of the applicable Restricted Stock Agreement. Change of Control is defined as: (i) any transaction or occurence which results in the Company ceasing to be publically owned with at least 300 stockholders; (ii) any person or group becoming beneficial owner of more than 40% of the combined voting power of the Company's outstanding securities; (iii) a change in the composition of the Board, as set forth in the Restated Employment Agreements; (iv) the merger or consolidation of the Company with or into any other nonaffiliated entity whereby the Company's equity security holders, immediately prior to such transaction, own less than 60% of the equity; or (v) the sale or transfer of all or substantially all of the Company's assets. In the event of death or incapacity, the member of Senior Management, or his estate, shall receive the equivalent of 90 days base salary and in the case of incapacity, the continuation of health and disability benefits. The Restated Employment Agreements also provide that in the event either member of Senior Management does not receive an offer for a new employment agreement containing terms at least as favorable as those contained in the existing Restated Employment Agreements before the expiration of such Restated Employment Agreements, such member will be entitled to receive a payment equal to one year's base salary under the terminating agreement. Under these Restated Employment Agreements, each member of Senior Management will be entitled to receive an annual performance bonus calculated using a formula, as set forth in the Restated Employment Agreements, which is based on the Company's annual pre-tax earnings, before extraordinary items, over $10 million. In addition, upon the sale of the Company, a sale of substantially all of its assets or a merger where the Company shareholders cease to own a majority of the outstanding voting capital stock, Senior Management will be entitled to a sale bonus calculated using a formula which is based on a percentage of the excess value of the Company over an initial value as set forth in the Restated Employment Agreements.

     In addition, Senior Management remains entitled to receive certain additional compensation out of funds set aside for distribution under the Reorganization Plan on the Effective Date or from the proceeds of assets liquidated on behalf of pre-petition creditors under the Reorganization Plan.

     As of January 1, 1995, the Company entered into employment agreements, effective through December 31, 1997, with Alan D. Bloom, Richard A. Link and Aivars L. Jerumanis. The contracts provide minimum base salaries of $208,000, $205,000 and $190,000 for Messrs. Bloom, Link and Jerumanis, respectively, subject to increases and bonuses, as may be determined from time to time by the CEO of the Company. The contracts with Messrs. Bloom, Link and Jerumanis provide that should their employment be terminated under certain circumstances, they would receive up to the equivalent of 4 months base salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 18, 1997 the Company entered into recourse loan agreements with Peter J. Ratican and Eugene L. Froelich (the "Senior Executives" and individually the "Senior Executive") whereby the Company loaned to each Senior Executive $2,229,028 in connection with the exercise of certain stock options granted to the Senior Executives on February 25, 1992. The loans are evidenced by a secured Promissory Note which provides for interest compounding monthly at the one year London Interbank Offered Rate plus 50 basis points in effect from time to time and subject to certain adjustments in the event the Company enters into a transaction to borrow funds. The interest rate in effect as of February 18, 1997 was 6.25%. All principal and accrued interest is due at the maturity date of April 1, 2001 or upon an event of default; provided however, that if the Senior Executive shall sell any shares of the Company's Common Stock serving as security under the loan agreement, then the Senior Executive shall pay a pro rata share of the proceeds to the Company to be applied against any outstanding principal and accrued interest of such Senior Executive as of such date.

COMPARISON OF CUMULATIVE TOTAL RETURN GRAPH

     The following graph presents a five year comparison of cumulative total returns for the Common Stock of the Company, the index for the NASDAQ Stock Market (U.S. Companies) and an index of peer companies (the "Managed Care Group") selected by the Board. The Managed Care Group through December 31, 1993 consisted of seven other managed care companies: Coventry Corporation, FHP International, Foundation Health Corporation, PacifiCare Health Systems, Inc., Qual-Med, Inc., TakeCare, Inc. and Wellpoint Health Networks (as of February
1993). As a result of corporate mergers involving Qual-Med, Inc. with Health Net and TakeCare, Inc. with FHP International, the Managed Care Group for 1994, 1995 and 1996 consists of: Coventry Corporation, FHP International, Foundation Health Corporation, PacifiCare Health Systems, Inc., Wellpoint Health Networks and Health Systems International (the successor company of Qual-Med, Inc.). Total return assumes the monthly reinvestment of dividends.

            COMPARISON AS OF DECEMBER 31 OF CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD            MAXICARE HEALTH                          MANAGED CARE
      (FISCAL YEAR COVERED)             PLANS, INC.          NASDAQ U.S.          GROUP
1991                                       100.00             100.00              100.00
1992                                       130.77             116.38              179.09
1993                                       100.00             133.59              174.71
1994                                       155.13             130.59              200.59
1995                                       275.64             184.67              235.00
1996                                       228.21             227.16              214.15

                                 OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP were the independent accountants for the Company for the year ended December 31, 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires, and to respond to appropriate questions. The Audit Committee will be recommending, for approval by the Board, the annual appointment of independent accountants for the year ending December 31, 1997 at the July 25, 1997 meeting of the Board.

ADDITIONAL INFORMATION

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (including financial statements and financial statement schedules) as filed with the SEC are available upon written request from the office of Investor Relations, Maxicare Health Plans, Inc., 1149 South Broadway Street, Los Angeles, California 90015.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Any proposal relating to a proper subject which a stockholder may intend to be presented for action at the next Annual Meeting of Stockholders currently scheduled to be held on July 31, 1998 must be received by the Company no later than May 22, 1998, to be considered for inclusion in the proxy material to be disseminated by the Board in accordance with the provisions of Rule 14a-8(a)(3)(i) promulgated under the Exchange Act. Copies of such proposals should be sent to the Corporate Secretary at the Company's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

OTHER BUSINESS OF THE MEETING

     The Board is not aware of any matter to be presented at the Annual Meeting or any postponement or adjournment thereof which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board, or if no such recommendation is given, in their own discretion.

COST OF SOLICITING PROXIES

     The Company will bear the cost of proxy solicitation for the election of the Board's nominees for director. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company may also elect to engage a proxy solicitation firm to assist in the soliciting of proxies. The Company does not anticipate that the costs of such proxy solicitation firm would exceed $10,000, plus its out of pocket fees and expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.


                                          By Order of the Board of Directors,



                                          --------------------------------------
                                                      Alan D. Bloom
                                                        Secretary

Los Angeles, California
Dated: June 27, 1997

PROXY                                                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF MAXICARE HEALTH PLANS, INC.

               1997 ANNUAL MEETING OF STOCKHOLDERS JULY 25, 1997

        The undersigned, does hereby appoint Peter J. Ratican and Eugene L. Froelich, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 1997 Annual Meeting of Stockholders of Maxicare Health Plans, Inc. (including all adjournments thereof) to be held at the Sunset Room in the Transamerica Center Tower Restaurant, 1150 South Olive Street, Los Angeles, California, on July 25, 1997 at 8:00 a.m., Pacific Time, on all matters that may come before the Meeting.

                  (Continued and to be Signed on Reverse Side)

                                                                  -------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  -------------

[X] Please mark your votes as in this example

The undersigned hereby instructs        To VOTE FOR      To WITHHOLD AUTHORITY
said proxies or their substitutes:     all nominees    to vote for all nominees
                                       listed below           listed below

1. ELECTION OF DIRECTORS:                   [ ]                  [ ]

                                        Claude S. Brinegar and Charles E. Lewis

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

   ______________________________________________________________________


2. DISCRETIONARY AUTHORITY:

   In their discretion, the proxies are authorized to vote with respect to all other matters which may properly come before the Meeting.

   THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

   The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms the acts that all the proxies appointed hereby, or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated June 27, 1997, and a copy of the Company's Annual Report for the year ended December 31, 1996.

Signature(s) __________________________________, (L.S.) Dated ___________, 1997

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No additional postage is required if mailed within the United States.